SLM Student Loan Trust 2002-8
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 09/01/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$648,765,206.24	$(57,904,582.82)	$590,860,623.42
	ii	Interest to be Capitalized	16,415,077.47		12,322,636.01

	iii	Total Pool	$665,180,283.71		$603,183,259.43

	iv	Specified Reserve Account Balance	1,662,950.71		1,507,958.15

	v	Total Adjusted Pool	$666,843,234.42		$604,691,217.58

B	i ii	Weighted Average Coupon (WAC) Weighted Average Remaining Term	3.378 116.70%		3.416 115.68%
	iii	Number of Loans	194,186		181,481
	iv	Number of Borrowers	96,833		90,979
	v	Aggregate Outstanding Principal Balance - T-Bill	$326,022,995.16		$293,644,711.64
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$339,157,288.55		$309,538,547.79

						% of		% of
	Notes			Spread	Balance 09/15/04	O/S Securities	Balance 12/15/04	O/S Securities
C	i	A-1 Notes	78442GEZ5	0.020%	$0.00	0.000%	$0.00	0.000%
	ii	A-2 Notes	78442GFA9	0.040%	39,881,234.42	5.981%	(0.00)	0.000%
	iii	A-3 Notes	78442GFB7	0.100%	173,000,000.00	25.943%	150,729,217.58	24.927%
	iv	A-4 Notes	78442GFC5	0.200%	418,503,000.00	62.759%	418,503,000.00	69.209%
	vi	B Notes	78442GFD3	0.500%	35,459,000.00	5.317%	35,459,000.00	5.864%

	vii	Total Notes			$666,843,234.42	100.000%	$604,691,217.58	100.000%

	Reserve Account		9/15/2004	12/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,662,950.71	$1,507,958.15
	iv	Reserve Account Floor Balance ($)	$1,170,259.00	$1,170,259.00
	v	Current Reserve Acct Balance ($)	$1,662,950.71	$1,507,958.15

	Capitalized Interest Account		9/15/2004	12/15/2004
E	i	Current Capitalized Interest Account Balance ($)	$—	$—

II. 2002-8 Transactions from: 8/31/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$60,157,643.16
	ii	Principal Collections from Guarantor	2,866,117.68
	iii	Principal Reimbursements	45,258.82
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$63,069,019.66

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$52,275.31
	ii	Capitalized Interest	(5,216,712.15)

	iii	Total Non-Cash Principal Activity	$(5,164,436.84)

C	Total Student Loan Principal Activity		$57,904,582.82

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,881,563.84
	ii	Interest Claims Received from Guarantors	75,927.90
	iii	Collection Fees/Returned Items	21,362.65
	iv	Late Fee Reimbursements	106,166.03
	v	Interest Reimbursements	14,444.53
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,050,417.90
	viii	Subsidy Payments	1,236,641.58

	ix	Total Interest Collections	$5,386,524.43

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$9,538.31
	ii	Capitalized Interest	5,216,712.15

	iii	Total Non-Cash Interest Adjustments	$5,226,250.46

F	Total Student Loan Interest Activity		$10,612,774.89

G	Non-Reimbursable Losses During Collection Period		$44,172.47
H	Cumulative Non-Reimbursable Losses to Date		$211,677.69

III. 2002-8 Collection Account Activity 8/31/2004 through 11/30/2004

A	Principal Collections
	i	Principal Payments Received	$10,549,300.79
	ii	Consolidation Principal Payments	52,474,460.05
	iii	Reimbursements by Seller	4,737.36
	iv	Borrower Benefits Reimbursements	20,638.94
	v	Reimbursements by Servicer	40.56
	vi	Re-purchased Principal	19,841.96

	vii	Total Principal Collections	$63,069,019.66

B	Interest Collections
	i	Interest Payments Received	$3,822,425.69
	ii	Consolidation Interest Payments	1,422,125.53
	iii	Reimbursements by Seller	535.21
	iv	Borrower Benefits Reimbursements	3,068.61
	v	Reimbursements by Servicer	6,653.23
	vi	Re-purchased Interest	4,187.48
	vii	Collection Fees/Return Items	21,362.65
	viii	Late Fees	106,166.03

	ix	Total Interest Collections	$5,386,524.43

C	Other Reimbursements		$64,278.03

D	Reserves in Excess of the Requirement		$154,992.56

E	Swap Payments Received from Counterparties		$—

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts		$175,150.25

H	Funds Released from Capitalized Interest Account		$—

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$68,849,964.93

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(960,981.58)

J	NET AVAILABLE FUNDS		$67,888,983.35

K	Servicing Fees Due for Current Period		$461,348.22

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$481,348.22

IV. 2002-8 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School
Current	2.817%	2.814%	39,261	35,310	20.218%	19.457%	$125,395,279.27	$112,087,386.70	19.328%	18.970%

Grace
Current	2.799%	2.813%	19,585	9,180	10.086%	5.058%	$73,818,159.92	$32,312,123.68	11.378%	5.469%

TOTAL INTERIM	2.810%	2.813%	58,846	44,490	30.304%	24.515%	$199,213,439.19	$144,399,510.38	30.707%	24.439%
REPAYMENT
Active
Current	3.853%	3.775%	65,794	70,352	33.882%	38.765%	$174,116,178.72	$195,952,699.24	26.838%	33.164%
31-60 Days Delinquent	3.721%	3.730%	6,979	5,625	3.594%	3.099%	$22,716,473.54	$16,363,176.94	3.501%	2.769%
61-90 Days Delinquent	3.772%	3.778%	3,707	3,027	1.909%	1.668%	$12,167,373.87	$8,927,050.52	1.875%	1.511%
91-120 Days Delinquent	3.770%	3.762%	2,116	1,998	1.090%	1.101%	$6,335,874.41	$6,207,794.48	0.977%	1.051%
> 120 Days Delinquent	3.734%	3.700%	6,767	7,326	3.485%	4.037%	$20,671,813.39	$21,564,675.30	3.186%	3.650%

Deferment
Current	3.126%	3.129%	26,595	26,736	13.696%	14.732%	$113,005,286.51	$104,711,759.39	17.419%	17.722%

Forbearance
Current	3.740%	3.739%	22,693	20,862	11.686%	11.495%	$98,576,355.78	$89,627,410.08	15.194%	15.169%

TOTAL REPAYMENT	3.629%	3.610%	134,651	135,926	69.341%	74.898%	$447,589,356.22	$443,354,565.95	68.991%	75.035%
Claims in Process (1)	3.621%	3.728%	689	1,062	0.355%	0.585%	$1,962,410.83	$3,099,164.61	0.302%	0.525%
Aged Claims Rejected (2)	0.000%	4.026%	0	3	0.000%	0.002%	$—	$7,382.48	0.000%	0.001%
GRAND TOTAL	3.378%	3.416%	194,186	181,481	100.000%	100.000%	$648,765,206.24	$590,860,623.42	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2002-8 Portfolio Characteristics by School and Loan Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL – Subsidized	3.427%	111,104	$311,188,910.56	52.667%
- GSL – Unsubsidized	3.322%	67,417	$268,037,402.19	45.364%
- PLUS Loans	4.471%	1,324	$6,242,255.25	1.056%
- SLS Loans	5.420%	1,636	$5,392,055.42	0.913%

- Total	3.416%	181,481	$590,860,623.42	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.415%	144,964	$511,807,069.10	86.621%
-Two Year	3.371%	28,164	$60,049,611.39	10.163%
-Technical	3.559%	8,281	$18,860,976.15	3.192%
-Other	4.881%	72	$142,966.78	0.024%

- Total	3.416%	181,481	$590,860,623.42	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-8 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$4,044,864.88
B	Interest Subsidy Payments Accrued During Collection Period				1,125,067.62
C	SAP Payments Accrued During Collection Period				1,473,941.45
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP’D INT)				175,150.25
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00
F	Net Expected Interest Collections				$6,819,024.20
G	Student Loan Rate
	i	Days in Calculation Period			91
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$6,819,024.20
	iv	Primary Servicing Fee			$1,422,329.80
	v	Administration Fee			$20,000.00
	vi	Swap Fees			$8,428.18
	vii	Total Pool Balance at Beginning of Collection Period			$665,180,283.71
	viii	Student Loan Rate			3.19268%
H	Interest Rate Swap Calculations

			Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Swap Notional Amount	$0.00	$39,881,234.42	$173,000,000.00	$418,503,000.00	$35,459,000.00
	ii	Note Interest Rate	0.00000%	1.92000%	1.98000%	2.08000%	2.38000%
	iii	Student Loan Rate	3.19268%	3.19268%	3.19268%	3.19268%	3.19268%
	iv	Excess Over Student Loan Rate ( ii-iii)	0.00000%	0.00000%	0.00000%	0.00000%	0.00000%
	v	Swap Payments Due to Trust	$0.00	$0.00	$0.00	$0.00	$0.00

	vi	Swap Payments Due to Counterparty
		(.005% per annum of swap notional)	$0.00	$504.06	$2,186.52	$5,289.42	$448.17

VII. 2002-8 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	9/15/04-12/15/04	0.00000%
B	Class A-2 Interest Rate	0.004853333	9/15/04-12/15/04	1.92000%
C	Class A-3 Interest Rate	0.005005000	9/15/04-12/15/04	1.98000%
D	Class A-4 Interest Rate	0.005257778	9/15/04-12/15/04	2.08000%
F	Class B Interest Rate	0.006016111	9/15/04-12/15/04	2.38000%

VIII. 2002-8 Inputs From Previous Quarter 8/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$648,765,206.24
	ii	Interest To Be Capitalized	16,415,077.47

	iii	Total Pool	$665,180,283.71
	iv	Specified Reserve Account Balance	1,662,950.71

	v	Total Adjusted Pool	$666,843,234.42

B	Total Note and Certificate Factor		0.56418331082
C	Total Note Balance		$666,843,234.42

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000000	0.1083729196	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$39,881,234.42	$173,000,000.00	$418,503,000.00	$35,459,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,662,950.71
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2002-8 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$67,888,983.35	$67,888,983.35

B	Primary Servicing Fees-Current Month		$461,348.22	$67,427,635.13

C	Administration Fee		$20,000.00	$67,407,635.13

D	Swap Fees
	i	Fixed Rate Swap Payment	$2,809.39	$67,404,825.74
	ii	Fixed Rate Swap Payment	$2,809.39	$67,402,016.35
	iii	Fixed Rate Swap Payment	$2,809.39	$67,399,206.96

		Total Swap Fee	$8,428.17

E	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$67,399,206.96
	ii	Class A-2	$193,556.92	$67,205,650.04
	iii	Class A-3	$865,865.00	$66,339,785.04
	iv	Class A-4	$2,200,395.77	$64,139,389.27
	vi	Class B	$213,325.28	$63,926,063.99

	vii	Total Noteholder’s Interest Distribution	$3,473,142.97

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$63,926,063.99
	ii	Class A-2	$39,881,234.42	$24,044,829.57
	iii	Class A-3	$22,270,782.42	$1,774,047.15
	iv	Class A-4	$0.00	$1,774,047.15
	vi	Class B	$0.00	$1,774,047.15

	vii	Total Noteholder’s Principal Distribution	$62,152,016.84

G	Increase to the Specified Reserve Account Balance		$0.00	$1,774,047.15

H	Floating Rate Swap Payment Reimbursement		$0.00	$1,774,047.15

I	Carryover Servicing Fees		$0.00	$1,774,047.15

J	Excess to Certificate Holder		$1,774,047.15	$0.00

X. 2002-8 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due			$0.00	$193,556.92	$865,865.00	$2,200,395.77	$213,325.28
	ii	Quarterly Interest Paid			0.00	193,556.92	$865,865.00	$2,200,395.77	213,325.28

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$39,881,234.42	$22,270,782.42	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	39,881,234.42	22,270,782.42	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$40,074,791.34	$23,136,647.42	$2,200,395.77	$213,325.28

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 11/30/04			$666,843,234.42
	ii	Adjusted Pool Balance 11/30/04			604,691,217.58

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$62,152,016.84

	iv	Adjusted Pool Balance 8/31/04			$666,843,234.42
	v	Adjusted Pool Balance 11/30/04			604,691,217.58

	vi	Current Principal Due (iv-v)			$62,152,016.84
	vii	Principal Shortfall from Previous Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$62,152,016.84

	ix	Principal Distribution Amount Paid			$62,152,016.84

	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$62,152,016.84
D		Total Interest Distribution			3,473,142.97

E		Total Cash Distributions			$65,625,159.81

F	Note Balances			9/15/2004	12/15/2004
	i	A-1 Note Balance	78442GEZ5	$0.00	$0.00
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	78442GFA9	$39,881,234.42	$(0.00)
		A-2 Note Pool Factor		0.1083729196	(0.0000000000)

	iii	A-3 Note Balance	78442GFB7	$173,000,000.00	$150,729,217.58
		A-3 Note Pool Factor		1.0000000000	0.8712671536

	iv	A-4 Note Balance	78442GFC5	$418,503,000.00	$418,503,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	vi	B Note Balance	78442GFD3	$35,459,000.00	$35,459,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,662,950.71
	ii	Deposits to correct Shortfall			$—
	iv	Total Reserve Account Balance Available			$1,662,950.71
	v	Required Reserve Account Balance			$1,507,958.15

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve – Release to Waterfall			$154,992.56
	viii	Ending Reserve Account Balance			$1,507,958.15

XI. 2002-8 Historical Pool Information

			09/01/04-11/30/04	06/01/04-08/31/04	03/01/04-05/31/04	12/01/03-02/29/04	09/01/03-11/30/03	06/01/03-08/31/03	03/01/03-05/31/03
Beginning Student Loan Portfolio Balance			$648,765,206.24	$740,711,838.38	$775,776,702.81	$858,204,181.20	$944,304,302.24	$1,041,740,334.54	$1,082,961,365.44
	Student Loan Principal Activity
	i	Regular Principal Collections	$60,157,643.16	$93,374,357.27	$34,306,969.80	$84,497,604.47	$94,060,997.70	$103,441,283.94	$32,097,703.73
	ii	Principal Collections from Guarantor	2,866,117.68	3,167,520.49	2,613,167.45	1,666,150.54	814,417.94	777,397.75	567,257.90
	iii	Principal Reimbursements	45,258.82	132,900.76	167,190.80	68,025.62	437,221.15	448,430.35	10,651,856.64
	iv	Other System Adjustments	—	—	—	—	—	—	—

	v	Total Principal Collections	$63,069,019.66	$96,674,778.52	$37,087,328.05	$86,231,780.63	$95,312,636.79	$104,667,112.04	$43,316,818.27

	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$52,275.31	$57,866.64	$42,507.76	$24,817.47	$608,171.54	$1,153,325.23	$991,801.65
	ii	Capitalized Interest	(5,216,712.15)	(4,786,013.02)	(2,064,971.38)	(3,829,119.71)	(9,820,687.29)	(8,384,404.97)	(3,087,589.02)

	iii	Total Non-Cash Principal Activity	$(5,164,436.84)	$(4,728,146.38)	$(2,022,463.62)	$(3,804,302.24)	$(9,212,515.75)	$(7,231,079.74)	$(2,095,787.37)
(-)	Total Student Loan Principal Activity		$57,904,582.82	$91,946,632.14	$35,064,864.43	$82,427,478.39	$86,100,121.04	$97,436,032.30	$41,221,030.90
	Student Loan Interest Activity
	i	Regular Interest Collections	$2,881,563.84	$3,218,961.94	$2,148,958.28	$3,177,011.75	$5,361,506.18	$3,984,813.74	$2,821,119.33
	ii	Interest Claims Received from Guarantors	75,927.90	95,092.14	100,858.40	69,124.18	25,512.99	19,896.83	9,981.43
	iii	Collection Fees/Returned Items	21,362.65	20,450.46	15,040.89	11,008.63	7,127.70	7,605.09	5,738.37
	iv	Late Fee Reimbursements	106,166.03	135,052.74	95,201.35	102,988.09	96,380.50	103,067.59	76,462.57
	v	Interest Reimbursements	14,444.53	33,980.05	67,315.00	4,903.85	18,739.11	62,540.93	119,008.25
	vi	Other System Adjustments	—	—	—	—	—	—	—
	vii	Special Allowance Payments	1,050,417.90	303,733.16	109,415.48	139,415.12	157,656.61	(177.72)	8,485.52
	viii	Subsidy Payments	1,236,641.58	1,445,845.30	1,578,346.25	1,897,658.42	5,370,378.39	3,279,496.44	532,605.16

	ix	Total Interest Collections	$5,386,524.43	$5,253,115.79	$4,115,135.65	$5,402,110.04	$11,037,301.48	$7,457,242.90	$3,573,400.63
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$9,538.31	$(4,326.88)	$(2,468.55)	$4,215.67	$(584,440.34)	$(1,149,833.20)	$(912,648.47)
	ii	Capitalized Interest	5,216,712.15	4,786,013.02	2,064,971.38	3,829,119.71	9,820,687.29	8,384,404.97	3,087,589.02

	iii	Total Non-Cash Interest Adjustments	$5,226,250.46	$4,781,686.14	$2,062,502.83	$3,833,335.38	$9,236,246.95	$7,234,571.77	$2,174,940.55

	Total Student Loan Interest Activity		$10,612,774.89	$10,034,801.93	$6,177,638.48	$9,235,445.42	$20,273,548.43	$14,691,814.67	$5,748,341.18
(=)	Ending Student Loan Portfolio Balance		$590,860,623.42	$648,765,206.24	$740,711,838.38	$775,776,702.81	$858,204,181.20	$944,304,302.24	$1,041,740,334.54
(+)	Interest to be Capitalized		$12,322,636.01	$16,415,077.47	$19,959,229.02	$19,473,574.79	$21,479,066.06	$30,681,511.72	$35,695,759.50

(=)	TOTAL POOL		$603,183,259.43	$665,180,283.71	$760,671,067.40	$795,250,277.60	$879,683,247.26	$974,985,813.96	$1,077,436,094.04

(+)	Reserve Account Balance		$1,507,958.15	$1,662,950.71	$1,901,677.67	$1,988,125.69	$2,199,208.12	$2,437,464.53	$2,693,590.24

(=)	Total Adjusted Pool		$604,691,217.58	$666,843,234.42	$762,572,745.07	$797,238,403.29	$881,882,455.38	$977,423,278.49	$1,080,129,684.28

XII. 2002-8 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Mar-03	$1,116,529,454	13.00%
Jun-03	$1,077,436,094	12.60%
Sep-03	$974,985,814	18.58%
Dec-03	$879,683,247	21.61%
Mar-04	$795,250,278	23.05%
Jun-04	$760,671,067	21.21%
Sep-04	$665,180,284	23.60%
Dec-04	$603,183,259	24.00%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.